                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                          FULTON FINANCIAL CORPORATION


                                   ARTICLE 1
                                   ---------

     1.  The name of the corporation is Fulton Financial Corporation.


                                   ARTICLE 2
                                   ---------

     2. The location and post office address of the registered office of the corporation in this Commonwealth is:
             One Penn Square
             P.O. Box 4887
             Lancaster, Pennsylvania  17604


                                   ARTICLE 3
                                   ---------

     3. The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the purpose of engaging in and doing any lawful act concerning any and all lawful business for which a corporation may be incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania.


                                   ARTICLE 4
                                   ---------

     4.  The term for which the corporation is to exist is perpetual.


                                   ARTICLE 5
                                   ---------

     5. The aggregate number of shares which the corporation shall have authority to issue is 410,000,000 shares, divided into 400,000,0000 shares of Common Stock of Two and 50/100 Dollars ($2.50) par value per share and 10,000,000 shares of Preferred Stock, without par value. The Board of Directors shall have authority to the full extent now or hereafter permitted by law from time to time to issue Preferred Stock as a class without series or in one or more series and to fix by resolution the voting rights (which may be full, limited, multiple, fractional or withheld altogether), designation, preferences, qualifications, limitations, restrictions, privileges, options, redemption rights, conversion rights, and other special or relative rights of such class or any series thereof.


                                   ARTICLE 6
                                   ---------

     6. The shareholders of the corporation shall not have the right to cumulate their votes for the election of directors.


                                   ARTICLE 7
                                   ---------

     7.1 A greater than majority shareholder vote shall be required in order to authorize certain Business Combinations (notwithstanding the fact that no vote may be required or that a lesser percentage may be required by law), as follows:

          (a) In addition to any affirmative vote which may otherwise be required by law (including, without limitation, the affirmative vote of the holders of any series of Preferred Stock then outstanding, voting separately as a class, in the event that such a separate class vote shall be required under the terms of the resolution of the Board of Directors authorizing the issuance of such series and designating the rights of the holders thereof), and except as otherwise expressly provided in Section 7.2 of this Article 7, the affirmative vote of the holders of not less than 85% of the voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required in order to authorize the following corporate actions:

              (1) any merger or consolidation of the corporation or any Subsidiary with or into any Interested Shareholder or with or into any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Shareholder;

              (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (whether in one transaction or in a series of transactions) to, with or for the benefit of any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, of any assets of the corporation or of any Subsidiary having an aggregate Fair Market Value equal to or greater than 10% of consolidated shareholders equity as reported in the most recent year-end financial statement of the corporation;

              (3) any issuance, sale or transfer by the corporation or by any Subsidiary (whether in one transaction or in a series of transactions) of any securities of the corporation or of any Subsidiary to any Interested Shareholder or to any Affiliate or Associate of any Interested Shareholder in exchange for cash, securities or other consideration having an aggregate Fair Market Value equal to or greater than 10% of consolidated shareholders equity as reported in the most recent year-end financial statements of the corporation;

              (4) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder;

              (5) any reclassification of stock (including any reverse stock split) or recapitalization of the corporation, or any merger or consolidation of the corporation with or into any Subsidiary or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of stock of the corporation or of any Subsidiary which is directly or indirectly owned by any Interested Shareholder or by any Affiliate or Associate of any Interested Shareholder; or

              (6) any transaction or series of transactions which is similar in purpose, form or effect to any of the foregoing.

          (b) For purposes of this Article 7, the term "Business Combination" shall mean any transaction which is referred to in any one or more of clauses
(1) through (6) of Paragraph (a) of Section 7.1 of this Article 7.

     7.2 In addition to any affirmative vote which may otherwise be required by law (including, without limitation, the affirmative vote of the holders of any series Preferred Stock then outstanding, voting separately as a class, in the event that such a separate class vote shall be required under the terms of the resolution of the Board of Directors authorizing the issuance of such series and designating the rights of the holders thereof), the affirmative vote of the holders of only 66-2/3% of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required in order to authorize a Business Combination, if all of the conditions specified in either of the following Paragraphs (a) or (b) are met:

           (a) The Business Combination shall have been approved by a majority of the Continuing Directors; or

       (b) All of the following six conditions shall have been met:

          (1) The transaction constituting the Business Combination shall provide for a consideration to be received by holders of Common Stock in exchange for their stock, and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following:

              (A) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by the Interested Shareholder which were acquired (i) within the three-year period immediately prior to the first public announcement of the proposed Business Combination (the Announcement Date) or (ii) in the transaction in which it became an Interested Shareholder, whichever is higher;

              (B) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (the Determination Date), whichever is higher; and

              (C) the price per share equal to the Fair Market Value per share of Common Stock determined pursuant to clause (B) immediately preceding, multiplied by the ratio of (i) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by the Interested Shareholder which were acquired within the three-year period immediately prior to the Announcement Date to (ii) the Fair Market Value per share of Common Stock on the first day in such three-year period on which the Interested Shareholder beneficially owned any shares of Common Stock.

          (2) Whether or not the Interested Shareholder owns any shares of Preferred Stock, the transaction constituting the Business Combination shall provide for a consideration to be received by holders of Preferred Stock in exchange for their stock, and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Preferred Stock shall be at least equal to the highest of the following:

             (A) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Preferred Stock beneficially owned by the Interested Shareholder which were acquired (i) within the three-year period immediately prior to the Announcement Date or (ii) in the transaction in which it became an Interested Shareholder, whichever is higher;

             (B) the highest preferential amount per share to which the holders of shares of Preferred Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation;

             (C) the Fair Market Value per share of Preferred Stock on the Announcement Date or on the Determination Date, whichever is higher; and

             (D) the price per share equal to the Fair Market Value per share of Preferred Stock determined pursuant to clause (C) immediately preceding, multiplied by the ratio of (i) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Preferred Stock beneficially owned by the Interested Shareholder which were acquired within the three-year period immediately prior to the Announcement Date to (ii) the Fair Market Value per share of Preferred Stock on the first day in such three-year period on which the Interested Shareholder beneficially owned any shares of Preferred Stock.

         (3) The consideration to be received by holders of Common Stock shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of Common Stock. If the Interested Shareholder has paid for shares of Common Stock with varying forms of consideration, the form of consideration for Common Stock shall be either cash or the form used to acquire the largest number of shares of Common Stock previously acquired by it. If the Interested Shareholder does not own beneficially any shares of Preferred Stock, the consideration to be received by holders of Preferred Stock shall be in cash. If the Interested Shareholder owns beneficially any shares of Preferred Stock, the consideration to be received by holders of Preferred Stock shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of Preferred Stock. If the Interested Shareholder has paid for shares of Preferred Stock with varying forms of consideration, the form of consideration for Preferred Stock shall be either cash or the form used to acquire the largest number of shares of Preferred Stock previously acquired by it.

         (4) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination:

          (A) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any dividends (whether or not cumulative) payable on any outstanding Preferred Stock;

          (B) except as approved by a majority of the Continuing Directors, there shall have been no reduction in the annual rate of dividends paid per share on the Common Stock (adjusted as necessary for recapitalizations and for stock splits, reverse stock splits, stock dividends and similar transactions which have the effect of changing the number of outstanding shares of Common Stock);

          (C) such Interested Shareholder shall not have acquired beneficial ownership of any additional shares of Voting Stock, except as part of the transaction in which it became an Interested Shareholder; and

          (D) such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

       (5) Such Interested Shareholder shall have taken all action necessary to ensure that the Board of Directors shall include at all times representation by Continuing Directors in proportion to the ratio of (i) the voting power of the Voting Stock not owned beneficially by such Interested Shareholder at any given time, to (ii) the voting power of all Voting Stock then outstanding.

       (6) A proxy statement meeting the requirements of the Securities
Exchange Act of 1934 shall have been mailed to all holders of Voting Stock at least 30 days prior to the consummation of such Business Combination for the purpose of soliciting shareholder approval of such Business Combination. Such proxy statement shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or unfairness) of the terms of such Business Combination, from the point of view of the holders of Voting Stock other than the Interested Shareholder (such investment banking firm to be selected by a majority of the Continuing Directors, to be furnished with all information it reasonably requests and to be paid a reasonable fee for its services upon receipt by the corporation of such opinion).

     7.3 (a) In addition to any affirmative vote which may otherwise be required by law (including, without limitation, the affirmative vote of the holders of any series of Preferred Stock then outstanding, voting separately as a class, in the event that such a separate class vote shall be required under the terms of the resolution of the Board of Directors authorizing the issuance of such series and designating the rights of the holders thereof), the affirmative vote of the holders of 66-2/3% of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required in order to authorize each of the following transactions which is not also a Business Combination:

               (1) Any merger or consolidation of the corporation pursuant to which the approval of the shareholders of the corporation would be required under the Business Corporation Law of the Commonwealth of Pennsylvania as then in effect;

               (2) Any merger or consolidation of a Subsidiary, if the surviving or resulting corporation would not be a Subsidiary;

               (3) Any sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation;

               (4) Any acquisition of all or substantially all of the assets of another corporation in exchange, in whole or in part, for shares of Voting Stock which, following such acquisition, will constitute more than 50% of the voting power of the Voting Stock then outstanding; or

               (5) Any plan for the dissolution of the corporation.

           (b) Any transaction involving the corporation or any Subsidiary which is not a Business Combination and which is not referred to in Paragraph (a)(1) through (a)(5) of Section 7.3 shall require only such shareholder approval, if any, as may be required under (i) the Business Corporation Law of the Commonwealth of Pennsylvania s then in effect, (ii) the provisions of any other applicable Article of these Articles of Incorporation, or (iii) the terms of any resolution of the Board of Directors authorizing the issuance of any series of Preferred Stock and designating the rights of the holders thereof.

      7.4 For purposes of this Article 7, the following terms shall have the meanings set forth below:

           (a) "Person" shall mean any individual, firm, corporation or other entity.

          (b) "Interested Shareholder" shall mean any person (other than the corporation or any Subsidiary) which, as of the record date for the determination of shareholders entitled to vote on a proposed Business Combination or immediately before the consummation of any such Business
Combination:

              (1) Is at such time the beneficial owner, directly or indirectly, of more than 5% of the voting power of the then outstanding Voting Stock;

              (2) Is at such time an Affiliate of the corporation and at any time within the two-year period immediately prior to such time was the beneficial owner, directly or indirectly, of more than 5% of the voting power of the then outstanding Voting Stock; or

              (3) Is at such time an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to such time beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

          (c) A person shall be a "beneficial owner" of any shares of Voting
Stock:

              (1) Which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;

              (2) Which such person or any of its Affiliates or Associates has
(i) the right to acquire (whether or not such right is exercisable immediately) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

              (3) Which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

          (d) For purposes of determining whether a person is an Interested Shareholder pursuant to Paragraph (b) of this Section 7.4, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by an Interested Shareholder through application of Paragraph (c) of this Section 7.4, but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.

          (e) "Affiliate" shall mean any person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the person specified.

          (f) The term "Associate" used to indicate a relationship with any person, means (i) any corporation or other organization (other than the corporation or a Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the corporation or of any Subsidiary.

          (g) "Subsidiary" shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the corporation; provided, however, that for purposes of the definition of Interested Shareholder set forth in Paragraph (b) of this Section 7.4, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

          (h) "Continuing Director" shall mean (i) any member of the Board of Directors of the corporation who is unaffiliated with and is not a representative of an Interested Shareholder and who was a member of the Board of Directors prior to the time that any Interested Shareholder became an Interested Shareholder, and (ii) any successor of a Continuing Director who is unaffiliated with and is not a representative of an Interested Shareholder and who is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors.

          (i) "Fair Market Value" shall mean: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the

National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

          (j) "Voting Stock" shall mean all outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors.

          (k) "Consideration other than cash to be received" as used in Paragraphs (b)(1) and (b)(2) of Section 7.2 shall include, in the case of any Business Combination in which the corporation is the surviving corporation, the shares of Common Stock and the shares of Preferred Stock retained by the holders thereof.

     7.5 A majority of the Continuing Directors shall have the power and duty to make factual determinations, on the basis of information known to them after reasonable inquiry, as to all facts relating to the application of this Article 7, including, without limitation, the following:

          (a) Whether a person is an Interested Shareholder;

          (b) The number of shares of Voting Stock owned beneficially by any person;

          (c) Whether a person is an Affiliate or Associate of another;

          (d) Whether a proposed transaction is a Business Combination within the meaning of Paragraphs (a)(1) through (a)(6) of Section 7.1; and

          (e) Whether the conditions set forth in Paragraph (b) of Section 7.2 have been met with respect to any Business Combination.

Any such determination made in good faith shall be binding upon and conclusive with respect to all parties.

     7.6 Nothing contained in this Article 7 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

                                   ARTICLE 8
                                   ---------

     8. (a) For purposes of this Article 8, the term "Acquisition Proposal" shall mean any action, proposal, plan or attempt by any person, firm, corporation or other entity to: (1) make any tender or exchange offer for any equity security of the corporation, (2) merge or consolidate the corporation or any subsidiary of the corporation with or into another corporation, (3) purchase or otherwise acquire all or substantially all of the assets of the corporation or of any subsidiary of the corporation, or (4) any transaction or series of transactions similar in purpose, form or effect to any of the foregoing.

          (b) The Board of Directors, when evaluating an Acquisition Proposal shall, in connection with the exercise of its judgment in determining what is in the best interests of the corporation and its shareholders, give due consideration to all relevant factors, including, without limitation, the following:

              (1) The adequacy of the offered consideration, not only in relation to the then current market price of the securities of the corporation, but also in relation to (i) the historical, present and anticipated future operating results and financial position of the corporation, (ii) the value of the corporation in a freely negotiated transaction, and (iii) the prospects and future value of the corporation as an independent entity;

              (2) The social and economic impact which the Acquisition Proposal, if consummated, would have upon the customers, depositors and employees of the corporation and its subsidiaries and upon the communities which they serve;

              (3) The reputation and business practices and experience of the offeror and its management and affiliates as they might affect (i) the business of the corporation and its subsidiaries, (ii) the future value of the securities of the corporation, and (iii) the customers, depositors and employees of the corporation and its subsidiaries and the communities which they serve; and

              (4) The antitrust and other legal and regulatory issues that might arise by reason of the Acquisition Proposal.

          (c) The Board of Directors may, in its sole discretion, oppose, recommend or remain neutral with respect to an Acquisition Proposal on the basis of its evaluation of which is in the best interests of the corporation and its shareholders.

          (d) In the event that the Board of Directors determines that an Acquisition Proposal is not in the best interests of the corporation and its shareholders and should be opposed, it may take any lawful action for this purpose, including, without limitation, the following:

              (1) Advising the shareholders of the corporation of its opposition to the Acquisition Proposal;

              (2) Authorizing the initiation of legal proceedings;

              (3) Authorizing the initiation of opposition proceedings before any regulatory authority having jurisdiction over the Acquisition Proposal;

              (4) Authorizing the corporation to acquire its own securities;

              (5) Authorizing the corporation to issue authorized but unissued securities, to sell treasury stock or to grant options with respect thereto; and

              (6) Soliciting a more favorable offer from a third party.


                                   ARTICLE 9
                                   ---------

     9. (a) No director of the corporation shall be removed from office by shareholder vote, except as follows:

              (1) With cause, by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, at a meeting of shareholders duly convened after notice to the shareholders of such purpose; or

              (2) Without cause, by the affirmative vote of the holders of not less than 85% of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, at a meeting of shareholders duly convened after notice to the shareholders of such purpose.

          (b) In the event that the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors, the provisions of Paragraph (a) of this Article 9 shall not apply with respect to any director so elected, who may be removed from office by shareholder vote upon such affirmative vote of the holders of such Preferred Stock as may be specified in the resolution of the Board of Directors authorizing the issuance of such Preferred Stock and designating the rights of the holders thereof, or, if no such vote is specified, upon such affirmative vote of the holders of such Preferred Stock as may be required under the Business Corporation Law of the Commonwealth of Pennsylvania as then in effect.


                                   ARTICLE 10
                                   ----------

     10. (a) No action required to be taken or which may be taken at any annual or special meeting of shareholders of the corporation may be taken without a duly called meeting and the power of the shareholders of the corporation to consent in writing to action without a meeting is specifically denied.

          (b) A special meeting of the shareholders of the corporation may be called only by (i) the Chief Executive Officer of the corporation, (ii) the Executive Committee of the Board of Directors, or (iii) the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the whole Board of Directors. Special meetings may not be called by shareholders.


                                   ARTICLE 11
                                   ----------

     11. The authority to make, amend, alter, change or repeal the bylaws of the corporation is hereby expressly and solely granted to and vested in the Board of Directors, subject always to the power of the shareholders to make, amend, alter, change or repeal the bylaws of the corporation by the affirmative vote of the holders of not less than 85% of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, at a meeting of shareholders duly convened after notice to the shareholders of such purpose.


                                   ARTICLE 12
                                   ----------

     12. No provision of the Articles of Incorporation of the corporation may be amended, altered, changed or repealed, except as follows:

      (a) Articles 5, 7, 8, 9, 10, 11, and this Article 12 may be amended, altered, changed or repealed, or a provision inconsistent therewith may be adopted, only as follows:

          (1) Upon the affirmative vote of: (i) a majority of the Continuing Directors (as that term is defined in Paragraph (h) of Section 7.4 of Article
7), (ii) a majority of the whole Board of Directors, and (iii) the holders of not less than 66-2/3% of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, at a meeting of shareholders duly convened after notice to the shareholders of such purpose; or

          (2) Upon the affirmative vote of the holders of not less than 85% of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, at a meeting of shareholders duly convened after notice to the shareholders of such purpose.

      (b) Articles other than those specified in Paragraph (a) of this
Article 12 may be amended, altered, changed or repealed, or a provision inconsistent therewith may be adopted, only as follows:

          (1) Upon the affirmative vote of: (1) a majority of the whole Board of Directors, and (ii) the holders of not less than a majority of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, at a meeting of shareholders duly convened after notice to the shareholders of such purpose; or

          (2) Upon the affirmative vote of the holders of not less than 85% of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, at a meeting of shareholders duly convened after notice to the shareholders of such purpose.

      (c) The vote specified in Paragraphs (a) and (b) of this Article 12 shall be in addition to any vote which may otherwise be required by law, including, without limitation, the affirmative vote of the holders of any series of Preferred Stock then outstanding, voting separately as a class, in the event that such a separate class vote shall be required under the terms of the resolution of the Board of Directors authorizing the issuance of such series and designating the rights of the holders thereof.

                          FULTON FINANCIAL CORPORATION

                                     BYLAWS

                             Adopted June 30, 1982

                           Amended September 20, 1983

                           Amended February 17, 1987
                           (Effective April 28, 1987)

                             Amended June 20, 1989

                             Amended March 20, 1990
                           (effective April 17, 1990)

                            Amended October 20, 1998

                                   ARTICLE I
                              SHAREHOLDER MEETINGS
                              --------------------

     Section 1.  Annual Meeting.  The annual meeting of the shareholders of the
                 --------------
Company shall be held at the administrative office of the Company at One Penn Square, Lancaster, Pennsylvania, or at such other place as may be authorized by the Board of Directors, on such day each year as may be fixed from time to time by the Board of Directors, or, if no day be so fixed, on the third Tuesday in April of each year. Directors shall be elected at the annual meeting of the shareholders and such other business as shall properly come before the meeting may be transacted.

     Section 2.  Special Meetings.  Special meetings of the shareholders may be
                 ----------------
called at any time by (i) the Chief Executive officer, (ii) the Executive Committee of the Board of Directors, or (iii) the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the whole Board of Directors. Special meetings may not be called by shareholders.

     Section 3.  Notice of Meetings.  Written notice of all meetings of
                 ------------------
shareholders shall be given to each shareholder of record entitled to vote at the meeting at least ten (10) days prior to the day of the meeting by mail addressed to the shareholder at his address as it appears on the books of the Company. Such notice shall state the date, hour and place of the meeting and shall also state the general nature of the business to be transacted in the case of a special meeting. Notices shall be deemed to have been delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the books of the Company.

     Section 4.  Record Date.  The Board of Directors may fix a date for the
                 -----------
purpose of determining shareholders entitled to receive notice of and to vote at any meeting or to receive any dividend, distribution or allotment of rights or a date for any change, conversion or change of shares by fixing a record date not more than fifty (50) days prior thereto.

     Section 5.  Voting List.  The officer or agent having charge of the
                 -----------
transfer books for the shares of the Company shall make, at least five (5) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be kept on file at the registered office of the Company until the time of the meeting and shall be subject to inspection by any shareholder during usual business hours and shall also be made available for inspection by any shareholder at any time during the meeting.

     Section 6.  Quorum and Majority Action.  A majority of the outstanding
                 --------------------------
shares, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. A majority of votes cast shall decide each matter submitted to the shareholders, except in cases where the vote of a larger number of shares is required under the Articles of Incorporation or by law and except that in elections of directors, the candidates receiving the highest number of votes shall be elected.

     Section 7.  Voting of Shares.  Each outstanding share entitled to vote at a
                 ----------------
meeting shall be entitled to one (1) vote on each matter.

     Shareholders may vote at any meeting of shareholders by proxy duly authorized in writing. A proxy shall be valid only for one meeting to be specified therein and any adjournments of such meeting. Proxies shall be dated and shall be filed with the Secretary of the Company.

     Section 8.  Conduct of Meetings.  At every meeting of the shareholders, the
                 -------------------
Chief Executive officer or, in his absence, an officer designated by the Chief Executive officer, or, in the absence of such designation, a chairman (who shall be one of the officers, if any is present) chosen by the shareholders of the Company present, shall act as chairman of the meeting. The chairman of the meeting shall appoint a person to serve as secretary of the meeting.

     Section 9.  No Action by Written Consent.  No action required to be taken
                 ----------------------------
or which may be taken at any annual or special meeting of the shareholders may be taken without a duly called meeting and the power of the shareholders of the Company to consent in writing to action without a meeting is specifically denied.

                                   ARTICLE II
                                   DIRECTORS
                                   ---------

     Section 1.  Powers.  The business and affairs of the Company and all
                 ------
corporate powers shall be exercised by or under the authority of the Board of Directors, subject to any limitation imposed by law, the Articles of Incorporation, or these Bylaws as to action which requires approval by the shareholders.

     Section 2.  Number and Qualifications of Directors.  The Board of Directors
                 --------------------------------------
shall consist of not less than two (2) nor more than thirty-five (35) persons. The directors shall be classified with respect to the time they shall severally hold office by dividing them into three (3) classes, each consisting as nearly as possible of one-third (1/3) of the number of the whole Board of Directors; provided, however, that nothing herein shall be construed to require exact equality in the number of directors in each class. At the Annual Meeting of Shareholders to be held in 1983, the directors of one class shall be elected for a term of one (1) year; directors of a second class shall be elected for a term of two (2) years; and directors of a third class shall be elected for a term of three (3) years and at each Annual Meeting of Shareholders thereafter the successors to the class of directors whose term shall expire that year shall be elected to hold office for a term of three (3) years, so that the term of office of one (1) class of directors shall expire in each year. The directors shall hold office until the expiration of the term for which they were elected and until their successors are elected and have qualified. The number of directors in each class of directors shall be determined by the Board of Directors.

     Any person shall be eligible to be elected as a director of the Company, except that no person shall be nominated who will attain the age of seventy (70) years on or before the date of the Annual Meeting of Shareholders at which he is to be elected.

     Section 3.  Nomination of Directors.  Nomination for election to the Board
                 -----------------------
of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Each nomination shall specify the term of office for which the person nominated is to be elected. Nominations, other than those made by or on behalf of the existing management of the Company, shall be made in writing and shall be delivered or mailed to the Chief Executive officer not less than fourteen (14) days nor more than fifty
(50) days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than twenty-one (21) days' notice of a meeting is given to shareholders, such nominations shall be mailed or delivered to the Chief Executive Officer not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. The notice to the Chief Executive officer of a nomination, other than one made on behalf of existing management, shall set forth the name, age, residence address, and principal occupation of the nominee. The chairman of the meeting shall determine whether nominations have been made in accordance with the requirements of this Section and, if he determines that a nomination is defective, the nomination and any votes cast for the nominee shall be disregarded.

     Section 4.  Election.  If directors of more than one class are to be
                 --------
elected at a meeting of the shareholders by reason of vacancy or otherwise, there shall be a separate election for each class of directors to be elected at that meeting.

     Section 5.  Organizational Meeting.  Following the Annual Meeting of
                 ----------------------
Shareholders, the chairman or the secretary of the meeting shall notify the directors-elect of their election and they shall meet along with the continuing directors at the first regularly scheduled meeting of the Board of Directors following such annual meeting for the purpose of organizing the new Board, appointing officers and transacting such other business as may properly come before the meeting.

     Section 6.  Vacancies.  A vacancy in the Board of Directors shall occur in
                 ---------
the case of the happening of any of the following events: (a) a director shall die or resign; (b) the shareholders shall fail to elect the number of directors authorized to be elected at any meeting of shareholders at which any director is to be elected; (c) the Board of Directors shall by resolution have elected to increase the number of directors; (d) the Board of Directors shall declare vacant the office of any director for such cause as the Board may determine; or
(e) a vacancy shall occur for any other reason.

     Any vacancy occurring in the Board of Directors shall be filled by a majority of the remaining members of the Board of Directors, though less than a quorum, and each person so elected shall hold office until the next Annual Meeting of Shareholders and until his successor is duly elected and has qualified.

     Section 7.  Place of Meetings. All meetings of the Board of Directors shall
                 -----------------
be held at the administrative office of the Company at One Penn Square, Lancaster, Pennsylvania or at such other place within or without this Commonwealth as may be designated from time to time by a majority of the directors or as may be designated in the notice calling the meeting.

     Section 8.  Regular Meetings. Regular meetings of the Board of Directors
                 ----------------
shall be held, without call or notice, on the third Tuesday of January, March, April, June, July, September, October and December or at such other times as a majority of the Board of Directors may from time to time determine. When any regular meeting of the Board of Directors falls upon a holiday, the meeting shall be held on the next business day unless the Board shall designate some other day.

     Section 9.  Special Meetings. Special meetings of the Board of Directors
                 ----------------
may be called by the Chief Executive officer or at the request of three (3) or more directors. Not less than twenty-four (24) hours' notice of the date, time and place of any special meeting of the Board of Directors shall be given to each director either: (a) in person; (b) by telephone; or (c) by notice to the director's personal residence or business address appearing on the books of the Company by telephone, mail, telegram or written notice delivered to such place.

     Section 10.  Quorum and Majority Action. A majority of all the members of
                  --------------------------
the Board of Directors in office shall constitute a quorum for the transaction of business. If at any time fixed for a meeting, including the meeting to organize the new Board following the Annual Meeting of Shareholders, a quorum is not present, the directors in attendance may adjourn the meeting from time to time until a quorum is obtained and the meeting may be held as adjourned without further notice. Except as otherwise provided herein, a majority of those directors present at any meeting of the Board of Directors at which a quorum is present shall decide each matter considered.

     A director may not vote by proxy or otherwise act by proxy at a meeting of the Board of Directors.

     Section 11.  Conduct of Meetings. At every meeting of the Board of
                  -------------------
Directors, the Chairman of the Board or the President, or in their absence, an officer of the Company designated by one of them, or, in the absence of such designation, a chairman chosen by a majority of the directors present, shall preside. A person to be designated by the Chairman of the Board shall serve as secretary of the Board of Directors.

     One or more directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     Section 12.  Mandatory Retirement. The office of a director shall be
                  --------------------
considered vacant at the annual meeting of shareholders next following his attaining the age of seventy (70) years.

     Section 13.  Compensation. The Board of Directors, by the affirmative vote
                  ------------
of a majority of the directors then in office and irrespective of any personal interest of any of its members, shall have authority to establish a fee to be paid to each director for attendance at meetings; provided, however, that no such fee may be paid to any director who is also a salaried officer of the Company or of any subsidiary of the Company.

     Section 14.  Personal Liability of Directors.
                  -------------------------------

          (a)  General Rule: A director of the Company shall not be personally
               ------------
liable for monetary damages for any action taken or any failure to take any action, except to the extent that exemption from liability for monetary damages is not permitted under the laws of the Commonwealth of Pennsylvania as now or hereafter in effect. The provisions of this Subsection (a) are intended to exempt the directors of the Company from liability for monetary damages to the maximum extent permitted under the Pennsylvania Directors' Liability Act (42 Pa. C.S. (S)8361 et seq.) or under any other law now or hereafter in effect.
             -- ---

          (b)  Specific Rule Under Directors' Liability Act: Without limitation
               --------------------------------------------
of Subsection (a) above, a director of the Company shall not be personally liable for monetary damages for any action taken or any failure to take any action, unless: (i) the director has breached or failed to perform the duties of his office under Section 8363 of the Directors' Liability Act, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of the preceding sentence shall not exempt a director from: (i) the responsibility or liability of a director pursuant to any criminal statute; or (ii) the liability of a director for the payment of taxes pursuant to local, state or federal law.

          (c)  Modification or Repeal: The provisions of this Section may be
               ----------------------
modified or repealed by the Board of Directors in accordance with the procedures for amending these Bylaws; provided, however, that any such modification or repeal shall not have any effect upon the liability of a director relating to any action taken, any failure to take any action, or events which occurred prior to the effective date of such modification or repeal.

          (d)  Effective Date: ThiS Section shall become effective immediately
               --------------
following its ratification by the shareholders of the corporation at a meeting of shareholders duly convened after notice to the shareholders of such purpose.

                                  ARTICLE III
                                   COMMITTEES
                                   ----------

     Section 1.  Authority. The Board of Directors, by resolution adopted by a
                 ---------
majority of the whole Board of Directors, may create such permanent or temporary committees as the Board of Directors deems necessary for the proper conduct of the business of the Company. Each committee shall consist of at least three (3) directors and shall have and may exercise such powers as shall be conferred or authorized by resolution of the Board and which are not inconsistent with these Bylaws. The creation of any committee and the delegation to it of authority shall not relieve the Board of Directors of any responsibility imposed by law upon it.

     Section 2.  Appointment of Committees. The Chief Executive officer shall
                 -------------------------
submit to the Board of Directors, at its first meeting after the Annual Meeting of Shareholders, his recommendations for the members of and chairmen of each standing committee. The Board of Directors shall then appoint, in accordance with such recommendations or otherwise, the members and a chairman for each such committee. If the appointees accept their appointment, they shall serve for one
(1) year or until their successors are appointed. The Board of Directors may fill any vacancy occurring on any committee and may remove and replace any member of any committee. A director may be a member of more than one committee.

     The Chairman of the Board and the President shall be ex-officio members of all committees of the Board of Directors, except the Audit Committee (if one be appointed).

     Section 3.  Place and Notice of Meetings. All committee meetings shall be
                 ----------------------------
held at the administrative office of the Company at one Penn Square, Lancaster, Pennsylvania or at such other place as may be designated by the chairman of the committee or as may be designated in the notice calling the meeting.

     Not less than twenty-four (24) hours' notice of the date, time and place of any special committee meeting shall be given to each member of that committee either: (a) in person; (b) by telephone; or (c) by notice to the member's personal residence or business address appearing on the books of the Company by telephone, mail, telegram, or written notice delivered to such place.

     Section 4.  Conduct of Committees. A majority of the membership of a
                 ---------------------
committee shall constitute a quorum for the transaction of business; provided, however, that in any case where the Chairman of the Board and the President are members ex-officio of a committee and have not been specifically appointed to a committee by resolution of the Board of Directors, then the number of members of that committee necessary to constitute a quorum shall be that number which is a majority of the number of members of that committee other than the ex-officio members, but, for purposes of determining the presence of a quorum at any meeting of that committee, any ex-officio members who are present shall be counted. In any case, ex-officio committee members shall be entitled to vote.

     Regular meetings of a committee may be held, without call or notice, at such times as the committee members decide or as the Board of Directors may require. Special meetings of a committee may be called at any time by its chairman or by the Chairman of the Board or by the President. Except for its chairman (who shall be appointed by the Board of Directors), each committee may appoint a secretary and such other officers as the committee members deem necessary. Each committee shall have the power and authority to obtain from the appropriate officers of the Company all information necessary for the conduct of the proper business of the committee.

     One or more directors may participate in a meeting of a committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other.

     Section 5.  Executive Committee. There shall be a standing committee of the
                 -------------------
Board of Directors to be known as the Executive Committee consisting of the Chief Executive officer and not less than five (5) other directors. Such committee, during the intervals between meetings of the Board of Directors, shall exercise all the powers and authority of the Board of Directors in the management of the affairs of the Company, except the power and authority to do the following: (a) to fill vacancies in the Board of Directors and the Executive Committee; (b) to propose to the shareholders amendment of the Articles of Incorporation; (c) to make, alter, amend or repeal these Bylaws; (d) to adopt or propose to the shareholders for adoption any plan of merger, consolidation, liquidation, or dissolution; (e) to approve the sale of substantially all of the assets of the Company; (f) to approve the sale and issuance of long term debt; (g) to declare dividends; (h) to authorize the issuance of stock; or (i) to authorize redemption of stock or distributions to shareholders.

     The Executive Committee shall keep minutes of its proceedings and shall report on its activities at each regular meeting of the Board of Directors.

     Meetings of the Executive Committee may be called from time to time by the persons specified in Section 4 above, or, in their absence or inability to act, by a Vice-President

                                   ARTICLE IV
                                    OFFICERS
                                    --------

     Section 1.  Number and Titles. The officers of the Company shall be a
                 -----------------
Chairman of the Board, a President, one or more Vice-Presidents, a Secretary, a Treasurer and such other officers as may be appointed by the Board of Directors. The same person may hold two (2) or more offices, excePt both the offices of President

     Section 2.  Election and Term. The officers of the Company, except such
                 -----------------
officers as may be appointed in accordance with the provisions of Section 4 of this Article IV, shall be elected annually by the Board of Directors and shall hold office until they shall resign, shall be removed or otherwise disqualified to serve, or their successors shall be elected and have qualified.

     Section 3.  Chief Executive Officer. At the annual organization meeting of
                 -----------------------
the new Board of Directors, the Board shall designate whether the Chairman of the Board or the President or both shall have general executive powers and which one shall be the Chief Executive officer of the Company.

     Section 4.  Subordinate Officers. The Chief Executive Officer may appoint
                 --------------------
such other officers or agents as he may deem necessary, subject to the authority of the Board of Directors to disapprove any such appointment. A subordinate officer shall hold office for such period, have such authority and perform such duties as may be determined by the Chief Executive Officer. The Board of Directors may delegate to any officer or committee the power to appoint subordinate officers and to specify their duties and authority and to determine their compensation.

     Section 5.  Chairman of the Board. The Chairman of the Board shall be a
                 ---------------------
member of the Board of Directors. The Chairman of the Board shall, if present, preside at all meetings of the Board of Directors and shall be an ex officio member of all committees of the Board of Directors except the Audit Committee (if one be appointed). The Chairman of the Board shall supervise the administration of the policies adopted or approved by the Board of Directors and he shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors. The Chairman of the Board shall have authority to sign the share certificates of the Company.

     Section 6.  President. The President of the Company shall be a member of
                 ---------
the Board of Directors. In the absence or disability of the Chairman of the Board, the President shall perform all the duties of the Chairman of the Board. Subject to such supervisory powers as may be given by the Board of Directors to the Chairman of the Board, the President shall have and may exercise any and all powers and duties of supervision, direction and control of the business and affairs of the Company vested by law, regulation and practice in the office of President of a corporation and, in addition, he shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors. The President shall be an ex-officio member of all committees of the Board of Directors, except the Audit Committee (if one be appointed). The President shall have the authority to sign the share certificates of the Company.

     Section 7.  Vice-President. Each Vice-President of the Company shall have
                 --------------
such powers and duties as may be assigned to him by the Board of Directors. one Vice-President shall be designated by the Board of Directors, in the absence or inability to act of the President, to perform all of the duties of the President.

     Section 8.  Secretary. The Secretary of the Company shall be responsible
                 ---------
for the minute book of the Company. The Secretary shall attest such documents as may be required and, in addition, shall have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors. The Secretary shall have authority to sign the share certificates of the Company.

     Section 9.  Treasurer. The Treasurer of the Company shall be responsible
                 ---------
for all of the Company's funds and securities, shall be responsible for keeping complete and accurate records relating thereto, and shall prepare such reports of the financial condition of the Company as may from time to time be requested by the Board of Directors. In addition, the Treasurer shall have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

                                   ARTICLE V
                                INDEMNIFICATION
                                ---------------

     Section 1.  General Rule. Subject to the provisions of Section 2 below, the
                 ------------
Company shall, to the fullest extent permitted under the laws of the Commonwealth of Pennsylvania as now or hereafter in effect, indemnify any person (and his heirs, executors and administrators) who was or is a party, witness or other participant, or is threatened to be made a party, witness or other participant, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, actions by or in the right of the Company), by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and may, to the fullest extent permitted under the laws of the Commonwealth of Pennsylvania as now or hereafter in effect, indemnify any person (and his heirs, executors and administrators) who was or is a party, witness or other participant, or is threatened to be made a party, witness or other participant, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, actions by or in the right of the Company), by reason of the fact that he is or was an employee or agent of the Company, or is or was serving at the request of the Company as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees, court costs, transcript costs, fees of experts and witnesses, travel expenses and all other similar expenses), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

     Section 2.  Standard of Conduct. Except as provided in Section 4 below,
                 -------------------
indemnification shall be provided under Section 1 above only if it is determined in accordance with the procedure set forth in Section 3 below that: (i) the person seeking indemnification acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; and (ii) the act or failure to act giving rise to the claim for indemnification does not constitute willful misconduct or recklessness. Notwithstanding the foregoing, no person shall be indemnified in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     Section 3.  Procedure. Except as provided under Section 4 below,
                 ---------
indemnification under Section 1 above (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the person seeking indemnification has met the applicable standard of conduct set forth in Section 2 above. All such determinations shall be made in accordance with the following procedure:

          (a)  Method of Determination (Directors and Officers): All
               ------------------------------------------------
determinations with respect to directors and officers shall be made as follows.

          (1) If a Change in Control has occurred, unless the person seeking indemnification shall have requested in writing that such determination be made in accordance with Subsection (2) below, the determination shall be made by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the person seeking indemnification; or

          (2) If a Change in Control has not occurred, the determination shall be made by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding in respect of which indemnification is sought. In the event that such a quorum is not obtainable, or, even if obtainable, a majority of such quorum so directs, the determination shall be made by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the person seeking indemnification.

          (b)  Method of Determination (Employees and Agents): All
               ----------------------------------------------
determinations with respect to employees and agents shall be made by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding in respect of which indemnification is sought. In the event that such a quorum is not obtainable, or, even if obtainable, a majority of such quorum so directs, the determination shall be made by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the person seeking indemnification.

          (c)  Selection and Payment of Independent Counsel: In the event that a
               --------------------------------------------
determination is to be made by Independent Counsel, such Independent Counsel shall be selected and his fee paid as follows:

          (1) If a Change in Control has not occurred, the Independent Counsel shall be selected by the Board of Directors and the law firm or person so selected shall be subject to the approval of the person seeking indemnification, which approval shall not be unreasonably withheld.

          (2) If a Change in Control has occurred, the Independent Counsel shall be selected by the person seeking indemnification and the law firm or person so selected shall be subject to the approval of the Board of Directors, which approval shall not be unreasonably withheld.

          (3) The Company shall pay all reasonable fees and expenses of the Independent Counsel.

          (d)  No Presumption: The termination of any action, suit or proceeding
               --------------
referred to in Section 1 above or of any claim, issue or matter therein, by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that a person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation or that the act or failure to act giving rise to the claim for indemnification constitutes willful misconduct or negligence.

     Section 4.  Successful Defense. Notwithstanding any other provision of this
                 ------------------
Article, to the extent that a person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 above, or in defense of any claim, issue or matter therein, he shall be indemnified by the Company against all expenses (including attorneys' fees, court costs, transcript costs, fees of experts and witnesses, travel expenses and all other similar expenses) actually and reasonably incurred by him in connection therewith.

     Section 5.  Advance Payment of Expenses. Subject to such terms, conditions
                 ---------------------------
and limitations, if any, as the Board of Directors may in its discretion determine to be appropriate, the Company shall (in the case of a director or officer) and may (in the case of an employee or agent) advance all reasonable expenses (including attorneys' fees, court costs, transcript costs, fees of experts and witnesses, travel expenses and all other similar expenses) reasonably incurred in connection with the defense of or other response to any action, suit or proceeding referred to in Section 1 above upon receipt of an undertaking by or on behalf of the person seeking the advance to repay all amounts advanced if it shall ultimately be determined upon final disposition of such action, suit or proceeding that he is not entitled to be indemnified by the Company under the provisions of this Article. Notwithstanding the provisions of the preceding sentence, the Company shall not be required to make any advance payment of expenses (or to make any further advance if one or more advances shall have been previously made) in the event that a determination is made by the Board of Directors that the making of an advance or further advance would be inappropriate in the circumstances because there is reason to believe that the person seeking the advance did not meet the applicable standard of conduct set forth in Section 2 above.

     Section 6.  No Duplication of Payments. The Company shall not be liable
                 --------------------------
under this Article to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the person seeking indemnification has otherwise actually received payment under any insurance policy, contract, agreement or otherwise. In the event that the Company makes an advance payment of expenses to or on behalf of any person, such person shall repay to the Company the amount so advanced, if and to the extent that he subsequently receives payment therefor under any insurance policy, contract, agreement or otherwise.

     Section 7.  Insurance. The Company may purchase and maintain at its own
                 ---------
expense one or more policies of insurance to protect itself and to protect any director, officer, employee or agent of the Company or of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in such capacity, whether or not the Company would have the authority to indemnify such person against any such expense, liability or loss under this Article or under the laws of the Commonwealth of Pennsylvania.

     Section 8.  Indemnification Agreements. The Company shall have authority by
                 --------------------------
vote of a majority of the Board of Directors to enter into an Indemnification Agreement with any person who may be indemnified by the Company pursuant to the provisions of this Article or otherwise. Any such Indemnification Agreement may contain such terms and conditions as a majority of the Board of Directors shall in the exercise of their discretion determine to be necessary or appropriate, provided that such terms and conditions may not be inconsistent with the substantive provisions of this Article. The fact that the Company has not entered into an Indemnification Agreement with any person shall not in any way limit the indemnification rights of such person under this Article or otherwise.

     Section 9.  Non-Exclusivity. The right to indemnification and to the
                 ---------------
payment of expenses incurred in defending against or otherwise responding to any action, suit or proceeding in advance of its final disposition as set forth in this Article shall not be exclusive of any other rights which any person may now have or hereafter acquire under any agreement, vote of shareholders, vote of disinterested directors, or under any applicable law or under the Articles of Incorporation of the Company, or otherwise.

     Section 10.  Certain Definitions. For purposes of this Article, the
                  -------------------
following terms shall have the meanings set forth below.

          (a)  Change in Control: Shall mean a change in control of the kind
               -----------------
that would be required to be reported in response to Item 1 of Securities and Exchange Commission Form 8-K promulgated under the Securities Exchange Act of 1934 and as in effect on the effective date of this Article. Without limitation of the foregoing, a Change in Control of the Company shall be deemed to have occurred upon the occurrence of any of the following events:

          (1) Any person or group of persons acting in concert shall have acquired, directly or indirectly, beneficial ownership of 20 percent or more of the outstanding shares of the voting stock of the Company; or

          (2) The composition of the Board of Directors of the Company shall have changed such that during any period of 24 consecutive months, the persons who at the beginning of such period were members of the Board of Directors cease for any reason to constitute a majority of the Board of Directors, unless the nomination or election of each director who was not a director at the beginning of such period was approved in advance by directors representing not less than two-thirds of the directors then in office who were directors at the beginning of the period; or

          (3) The Company shall be merged or consolidated with or its assets purchased by another corporation and, as a result of such merger, consolidation or sale of assets, less than a majority of the outstanding voting stock of the surviving, resulting or purchasing corporation is owned, immediately after the transaction, by the holders of the voting stock of the Company outstanding immediately before the transaction: or

          (4) The shareholders of the Company shall have approved any plan or proposal for the liquidation or dissolution of the Company.

          (b)  Independent Counsel: Shall mean a law firm, or a member of a law
               -------------------
firm, that is experienced in matters of corporation law and that has not in the immediately preceding five years been retained to represent the Company, the person seeking indemnification or any other party to the action, suit or proceeding giving rise to the claim for indemnification.

Section 11. Survival of Rights. The indemnification rights provided to a person under the provisions of this Article shall continue after such person ceases to be a director, officer, employee or agent of the Company or of another entity, as to any action taken, any failure to take action, or any events which occurred while such person was a director, officer, employee or agent of the Company or of another entity.

     Section 12.  Modification or Repeal. The provisions of this Article may be
                  ----------------------
modified or repealed by the Board of Directors in accordance with the procedures for amending these Bylaws; provided, however, that any such modification or repeal shall not have any effect upon the indemnification rights of any person as they relate to any action taken, any failure to take action, or events which occurred prior to the effective date of such modification or repeal.

     Section 13.  Effective Date. This Article shall become effective
                  --------------
immediately following its ratification by the shareholders of the Company at a meeting of shareholders duly convened after notice to the shareholders of such purpose and shall thereafter be subject to modification or repeal by the Board of Directors as provided in Section 12 above.

                                  ARTICLE VI
                                  EMERGENCIES
                                  -----------

          Section 1.  Emergency Executive Committee. In the event of any
                      -----------------------------
emergency declared by governmental authority, the result of a regional or national disaster and of such severity as to prevent the normal conduct and management of the affairs of the Company by its directors and officers as contemplated by these Bylaws, any three (3) available directors shall constitute the Executive Committee and may exercise the full authority of that committee until such time as a duly elected Board of Directors can again assume full responsibility for and control of the Company.

                                  ARTICLE VII
                                   AMENDMENT
                                   ---------

          Section 1.  Procedure. The authority to make, amend, alter, change or
                      ---------
repeal the Bylaws of the Company is hereby expressly and solely granted to and vested in the Board of Directors, subject always to the power of the shareholders to make, amend, alter, change or repeal the Bylaws by the affirmative vote of the holders of not less than 85% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, at a meeting of shareholders duly convened after notice to the shareholders of such purpose. The authority hereby granted to and vested in the Board of Directors may be exercised upon the vote of a majority of entire Board of Directors at any meeting of the Board, provided that 10 days' notice of the proposed amendment has been given to each director.

                                  ARTICLE VIII
                                 MISCELLANEOUS
                                 -------------

          Section 1.  Restrictions on Transfer. To the extent that the Rights
                      ------------------------
Agreement dated as of June 20, 1989 between the Company and Fulton Bank may be deemed to impose restrictions on the transfer of securities of the Company, such restrictions are hereby authorized.

          Section 2.  Uncertificated Shares.  The Board of Directors may, by
                      ---------------------
resolution, designate that any or all classes and series of shares of the Corporation's stock, or any part thereof, shall be uncertificated shares; provided, however, that such a designation shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation.